SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          GUM TECH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                          GUM TECH INTERNATIONAL, INC.
                             246 East Watkins Street
                             Phoenix, Arizona 85004
                                 (602) 252-1617

                       ----------------------------------
                           NOTICE AND PROXY STATEMENT
                       For Annual Meeting of Shareholders
                          To Be Held on August 9, 2000
                        ---------------------------------

To the Holders of Our Common Stock:

     The Annual Meeting of Shareholders (the "Annual Meeting") of Gum Tech International, Inc. will be held at the Radisson Phoenix Airport Hotel, 3333 East University Drive, Phoenix, Arizona, on August 9, 2000 at 10:00 AM, local time, to consider and act upon the following proposals:

     1. To elect four directors to Gum Tech's Board of Directors to serve for the next year or until their successors are elected; and

     2. To transact such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to be considered at the Annual Meeting.

     The Board of Directors has fixed the close of business on June 30, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of our 1999 Annual Report to Shareholders which includes our financial statements was mailed with this Notice and Proxy Statement on or about July 19, 2000 to all shareholders of record as of the record date. We cordially invite you to attend the Annual Meeting.

     Your attention is directed to the attached Proxy Statement.

                                   By Order of the Board of Directors,

                                   William J. Hemelt
                                   Secretary

Phoenix, Arizona
July 19, 2000

--------------------------------------------------------------------------------
                                    IMPORTANT

Shareholders are earnestly requested to DATE, SIGN and MAIL the enclosed proxy. A postage paid envelope is provided for mailing.
--------------------------------------------------------------------------------

                          GUM TECH INTERNATIONAL, INC.

                             246 East Watkins Street
                             Phoenix, Arizona 85004
                                 (602) 252-1617


                                 PROXY STATEMENT

     Proxies in the form enclosed are solicited by the Board of Directors of Gum Tech International, Inc., a Utah corporation ("Gum Tech"), for use at our 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held on August 9, 2000. The proxy materials were mailed on or about July 19, 2000 to shareholders of record as of the close of business on June 30, 2000 (the "Record Date").

VOTING SECURITIES OUTSTANDING

     As of July 6, 2000, there were 8,929,047 outstanding shares of our common stock. Each share of our common stock is entitled to one vote on each matter of business to be considered at the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, will constitute a quorum.

BOARD OF DIRECTORS

     At the Annual Meeting, four directors will be elected, each to hold office until our next Annual Meeting of Shareholders or until his successor is elected and qualified. Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as our director nominees. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as our Board of Directors may recommend.

     For information regarding the nominees proposed for election at the Annual Meeting, see "Information Concerning Directors, Nominees and Executive Officers" in the following section.

REVOCATION OF PROXIES

     Should you submit the enclosed proxy, you have the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 246 East Watkins Street, Phoenix, Arizona 85004.

SOLICITING PROXIES

     We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of stock. Our solicitation will be by mail, except for any incidental personal solicitation made by our directors, officers and employees, who will receive no additional compensation for such solicitations.

     The information contained in this Proxy Statement should be reviewed in conjunction with the financial statements, notes to financial statements, independent auditors' reports and other information included in our 1999 Annual Report to Shareholders that was mailed with this Proxy Statement to all shareholders of record on the Record Date.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     At the Annual Meeting, we will seek the election of Gary S. Kehoe, W. Brown Russell, III, William D. Boone and William Yuan as directors, each to hold office until our next Annual Meeting of Shareholders or until his successor is elected and qualified.

Required Vote

     The four nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF GARY S. KEHOE,
           W. BROWN RUSSELL, III, WILLIAM D. BOONE AND WILLIAM YUAN.


                             INFORMATION CONCERNING
                   DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

     The following sets forth certain information with respect to Directors, nominees to the Board of Directors, and executive officers of the Company.

         NAME            AGE    POSITION WITH COMPANY AND TENURE
         ----            ---    --------------------------------

Gary S. Kehoe            41     President since 1998 and Chief Operating
                                Officer and Director since 1995

W. Brown Russell, III    44     Chairman of the Board of Directors  since 1999,
                                Director of Investor Relations and Legal and
                                Director since 1998

William D. Boone         52     Director since 1998

William A. Yuan          39     Director since 1998

William J. Hemelt        46     Secretary, Treasurer, and Chief Financial
                                Officer since 1998 (Principal Financial Officer)

     GARY S. KEHOE joined Gum Tech in 1995 as Chief Operating Officer and a Director. He was responsible for construction and start-up of our manufacturing facility and research and development of gum products. In February 1998, the Board of Directors elected Mr. Kehoe as our President. Prior to joining Gum Tech, Mr. Kehoe was employed by Planters/LifeSavers, a division of Nabisco Food Group, in various capacities, including Senior Food Technologist, where he was responsible for functional and nutriceutical products in the confectionery division. He developed or co-developed several new technologies, processes, and products involving CareFree, Bubble Yum, Fruit Stripe, and BeechNut chewing gums and is listed as inventor or co-inventor on 22 U.S. patents filed by Nabisco and Gum Tech.

     W. BROWN RUSSELL, III was elected to the Board of Directors in February 1998 and appointed as Chairman of the Board in August 1999. He joined Gum Tech as a Special Advisor to the President in February 1998 before assuming his current position as Director of Investor Relations and Legal. Before joining Gum Tech, Mr. Russell operated Brown Russell Investment Services, Inc., a private money management firm. From 1987 to 1994, Mr. Russell was the President of Capital Investment Properties, a real estate and property management firm based in Athens, Georgia. During this time, Mr. Russell was also a partner in the law firm of Russell & Russell. Mr. Russell earned a Juris Doctorate and Bachelor of Arts from the University of Georgia.

     WILLIAM D. BOONE was elected to the Board of Directors in February 1998, and served as a manufacturing consultant to Gum Tech in early 1998. Mr. Boone has 30 years experience in small business management and sales growth, including co-founding and co-managing Trade Printers, Inc., a Phoenix-based wholesale printing manufacturer, which he subsequently sold.

     WILLIAM A. YUAN has been a Director since 1998. Mr. Yuan is President and Chief Executive Officer of Reliance Management, LLC. From 1985 until 1996, Mr. Yuan was employed by Merrill Lynch and Salomon Smith Barney in various positions. Mr. Yuan earned a Bachelor of Science in Economics from Cornell University.

     WILLIAM J. HEMELT joined us in June 1998 as our Chief Financial Officer, Treasurer, and Secretary. From 1980 to 1997, Mr. Hemelt held a variety of financial positions with Arizona Public Service Company, Arizona's largest utility, including 6 years as Treasurer and 4 years as Controller. Mr. Hemelt earned a Master of Business Administration and a Bachelor of Science in Electrical Engineering from Lehigh University.

     BRUCE A. JORGENSON, M.D., resigned from the Board of Directors effective February 17, 2000. We intend to add at least one additional board member in the future.

     All Directors' terms are on an annual basis.

                       MEETINGS OF THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

     During the fiscal year ended December 31, 1999, our Board of Directors held 7 meetings, either in person or by consent resolution. All Directors attended or participated in at least 75% of those meetings and the total number of meetings held by all committees of the Board on which they served.

AUDIT COMMITTEE

     In 1998, our Board of Directors elected Dr. Bruce A. Jorgenson, William Boone, William A. Yuan, and W. Brown Russell to the Audit Committee. In connection with Dr. Jorgenson's resignation from the Board in February 2000, Dr. Jorgenson no longer serves on the Audit Committee. The functions of the Audit Committee are to receive reports with respect to loss contingencies, the public disclosure or financial statement notation of which may be legally required; annually review and examine those matters that relate to a financial and performance audit of our employee plans; recommend to our Board of Directors the selection, retention, and termination of our independent accountants; review the professional services, proposed fees and independence of such accountants; and provide for the periodic review and examination of management performance in selected aspects of corporate responsibility. The Audit Committee did not meet in 1999.

COMPENSATION COMMITTEE

     In 1998 our Board of Directors elected Dr. Bruce A. Jorgenson and William Boone to the Compensation Committee. In connection with Dr. Jorgenson's resignation from the Board in February 2000, Dr. Jorgenson no longer serves on the Compensation Committee. The functions of the Compensation Committee are to review annually the performance of the President and of the other principal officers whose compensation is subject to the review and recommendation by the Compensation Committee to our Board of Directors. Additionally, the Compensation Committee is to review compensation of outside directors for service on our Board of Directors and for service on committees of our Board of Directors, and to review the level and extent of applicable benefits provided by us with respect to automobiles, travel, insurance, health and medical coverage, stock options and other stock plans and benefits. The Compensation Committee held two meetings during fiscal 1999.

                              DIRECTOR COMPENSATION

     The Company's nonemployee Directors receive $500 for each Board meeting attended and reimbursement for out-of-pocket expenses incurred in attending Board of Director's meetings. All Board members have been granted stock options under the Company's 1995 Stock Option Plan for their service on the Board.

                             EXECUTIVE COMPENSATION

     The following table discloses, for the years ended December 31, 1997, 1998, and 1999, certain compensation paid to the Company's Chief Executive Officer, and to each other executive officer whose total compensation in 1999 exceeded $100,000. No other executive officer of the Company at December 31, 1999 earned more than $100,000 in annual compensation during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                                  ---------------------------------
                                                                           AWARDS           PAYOUTS
                                  ANNUAL COMPENSATION             ------------------------- -------
                      ------------------------------------------  RESTRICTED    SECURITIES
    NAME AND                                        OTHER ANNUAL    STOCK       UNDERLYING    LTIP      ALL OTHER
PRINCIPAL POSITION    YEAR     SALARY     BONUS     COMPENSATION   AWARD(S)    OPTIONS/SARS  PAYOUTS  COMPENSATION(1)
------------------    ----     ------     -----     ------------   --------    ------------  -------  ---------------
Gary S. Kehoe         1999    $132,292   $50,000         0             0          80,000        0         $3,965
President, Chief      1998    $ 95,000   $30,000(2)      0             0         188,000(3)     0         $2,847
Operating Officer     1997    $ 84,333   $20,000(4)      0             0          88,000(5)     0         $  880

William J. Hemelt     1999    $100,000   $     0         0             0          24,000        0         $3,000
Chief Financial       1998    $ 58,333   $     0         0             0          50,000        0         $1,750
Officer, Treasurer
and Secretary

W. Brown Russell      1999    $ 96,667   $     0         0             0          60,000        0         $2,821
Chairman of the       1998    $ 44,000   $     0         0             0          70,000        0         $    0
Board and Director
of Legal and
Investor Relations

----------
(1) Includes matching contributions under our SRA/IRA defined contribution program.

(2)  Includes $10,000 that was accrued in 1998 but paid in 1999.

(3) Represents options originally granted in prior years that were repriced in 1998. (See footnote 5 below). In accordance with SEC rules, these options are reported as options granted during the fiscal year 1998 as a result of the repricing of these options in April 1998.

(4)  Includes $10,000 that was accrued in 1997 but paid in 1998.

(5) Each option was repriced to $5.625 per share in April 1998, equal to the fair market value on the date of repricing.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants during the year ended December 31, 1999 to the named executive officers:

                     NUMBER OF        PERCENT OF
                     SECURITIES     TOTAL OPTIONS/     EXERCISE
                     UNDERLYING      SARS GRANTED       PRICE                   GRANT DATE
                    OPTIONS/SARS    TO EMPLOYEES IN     (PER       EXPIRATION    PRESENT
    NAME              GRANTED       FISCAL YEAR (1)     SHARE)        DATE      VALUE (1)
-----------------    ----------     ---------------    --------    ----------    --------
Gary S. Kehoe        70,000 (2)           15%          $11.7500    08/10/2002    $384,090
                     10,000 (3)            2%          $12.5625    10/07/2002    $ 58,680

William J. Hemelt    24,000 (4)            5%          $11.7500    08/10/2004    $131,688

W. Brown Russell     50,000 (5)           11%          $11.7500    08/10/2002    $274,350
                     10,000 (3)            2%          $12.5625    10/07/2002    $ 58,680

----------
(1) The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with SEC rules and regulations and are not intended to forecast future appreciation of our stock price. The options granted on August 10, 1999 had a grant date present value of $5.487 per option and the options granted on October 7, 1999 had a grant date present value of $5.868 per option. The Black-Scholes model was used with the following assumptions: volatility of 63.1% based on a historical weekly average; dividend yield of 0%; risk-free interest of 5.90% based on a U.S. Treasury rate of three years; and a three year option life.

(2) 30,000 vested upon the completion of the second clinical test of Zicam's efficacy, 20,000 vest upon completion of a major dental gum contract, as determined by the Compensation Committee of the Board, and 20,000 vest upon completion of a major nicotine gum contract, as determined by the Compensation Committee of the Board.

(3) 5,000 vested upon the completion of the second clinical test of Zicam's efficacy, 2,500 vest upon completion of a major dental gum contract, as determined by the Compensation Committee of the Board, and 2,500 vest upon completion of a major nicotine gum contract, as determined by the Compensation Committee of the Board.

(4) 12,000 vested upon the completion of the second clinical test of Zicam's efficacy, and 4,000 vest on each of August 10, 2000, August 10, 2001 and August 10, 2002.

(5) 30,000 vested upon the completion of the second clinical test of Zicam's efficacy, 10,000 vest upon completion of a major dental gum contract, as determined by the Compensation Committee of the Board, and 10,000 vest upon completion of a major nicotine gum contract, as determined by the Compensation Committee of the Board.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

     The following table provides information on the value realized by the exercise of options by the named executive officers during 1999 and the value of the named executive officer's unexercised options at December 31, 1999.

                                             NUMBER OF SECURITIES
                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                   SHARES                      OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/
                  ACQUIRED                     FISCAL YEAR-END             SARS AT FISCAL YEAR-END
                     ON        VALUE      ---------------------------    ----------------------------
     NAME         EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
     ----         --------    --------    -----------   -------------    -----------    -------------
Gary S. Kehoe      100,000   $1,191,250      88,000        80,000         $913,000        $331,875
William J. Hemelt   18,000   $ 218,812        7,000        49,000         $ 73,500        $364,500
W. Brown Russell    10,000   $ 111,250       60,000        60,000         $597,400        $246,875

     Gum Tech has entered into an employment agreement with Mr. Kehoe. Mr. Kehoe's agreement, which was originally executed on June 1, 1995, expires on December 31, 2000. Mr. Kehoe's annual salary has been increased by the Board to $150,000, which is above the level required in the contract, to reflect the additional responsibilities Mr. Kehoe has assumed as President of Gum Tech. This employment agreement also provides a bonus payment structure that is related to annual sales levels of new gums developed by Mr. Kehoe.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee is responsible for recommending to the Board the establishment of salaries and grants of options to officers and directors and the grant of options for other key employees of the Company.

     Due to the limited cash resources and negative earnings of the Company over the past couple of years, the Compensation Committee and the Board have relied heavily on the use of option grants to compensate the Company's three principal management individuals. Certain adjustments to salary levels have been made during this period. Mr. Kehoe's salary was increased in two separate actions to its present level of $150,000 annually reflecting his increased responsibilities as President of the Company and the important role he plays in leading the gum formulation work critical to the growth in the Company's gum operations. Mr.
Russell's salary was increased to $100,000 in early 1999 reflecting his increased responsibilities.

     Option grants were made to each of the three management individuals during this period, including Mr. Hemelt, the Company's Chief Financial Officer. The option grants were largely structured with vesting schedules tied to the accomplishment of three significant goals: (1) the completion of certain clinical testing of Zicam's therapeutic benefits; (2) completion of a final agreement for nicotine gum development; and (3) completion of a final agreement for a major oral care project. The first two of these objectives have been met.

     Compensation for Board members, until recently, consisted solely of grants of stock options. Upon joining the Board each of the current outside members was given 20,000 options that vested over a two-year period. An additional grant of 10,000 options was awarded in late 1999 to all Board members. This latter grant vests in accordance with the management options discussed above. All options provided for an exercise price equal to the fair market value of the Company's common stock as of the date of grant. In May 2000, the Board approved, as an interim step towards a more appropriate board compensation program, cash compensation to non-employee board members at a rate of $500 per Board meeting attended.

     As noted, the Company has relied heavily on option grants both to provide incentives for management and the Board to achieve certain strategic objectives, as well as align the interests of these parties directly with our shareholders. We believe the program as structured was appropriate for the Company's stage of development over the past couple of years. As the Company continues to grow, we believe it is appropriate to review and establish compensation structures that may be more appropriate for our next stage of development. To that end, we are engaged in a complete review of these compensation structures and expect modifications to be approved and implemented in the near future. Our goal in this process will be to establish a compensation program that will attract, motivate and retain executives and board members of outstanding ability and potential while continuing to align their interests with the interests of our stockholders.

                            William D. Boone, Compensation Committee


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Gum Tech's officers and directors, and persons who own more than ten percent of a registered class of Gum Tech's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These officers, directors and shareholders are required by SEC regulation to furnish Gum Tech with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms were required for such persons, Gum Tech believes that during the fiscal year ended December 31, 1999, all of Gum Tech's officers, directors, and greater than ten percent beneficial owners complied with their respective filing requirements except as set forth below.

     Messrs. Russell, Kehoe, Jorgenson, Boone, and Yuan reported the October 1999 grant of options to each of them on a Form 5 filing in February 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of July 6, 2000, with respect to the number of shares of Gum Tech's Common Stock beneficially owned by the named executive officers, by individual directors, by all directors and officers as a group, and by persons known by Gum Tech to own more than 5% of its outstanding Common Stock. The address of all persons (unless otherwise noted in the footnotes below) is in care of Gum Tech at 246 E. Watkins Street, Phoenix, Arizona 85004. The indicated percentages are based upon the number of shares of Common Stock outstanding as of July 6, 2000, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

                                                                   PERCENT OF
     NAME OF BENEFICIAL                        NUMBER OF          COMMON STOCK
     OWNER AND ADDRESS                          SHARES               OWNED
     -----------------                          ------               -----

     Gary S. Kehoe (1)                         269,400                2.9%
     William D. Boone (2)                       80,200                0.9%
     William A. Yuan (3)                        20,071                0.2%
     W. Brown Russell, III (4)                 133,500                1.5%
     William J. Hemelt (5)                      69,000                0.8%
     All directors and officers as
       a group (5 persons)                     572,171                6.0%

----------
(1) Includes options to purchase 88,000 shares at $5.625 per share, 70,000 shares at $11.75 per share and 10,000 shares at $12.5625 per share.

(2) Includes options to purchase 50,000 shares at $5.625 per share, 20,000 shares at $6.88 and 10,000 shares at $12.5625 per share.

(3) Includes options to purchase 10,000 shares at $5.81 per share and 10,000 shares at $12.5625 per share.

(4) Includes options to purchase 20,000 shares at $6.88 per share, 40,000 shares at $5.625 per share, 50,000 shares at $11.75 per share and 10,000 shares at $12.5625.

(5) Includes options to purchase 29,000 shares at $5.50 per share and 16,000 shares at $11.75 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Gum Tech entered into a five year consulting agreement with Mr. Kehoe, its President and Chief Operating Officer and a member of its Board of Directors. The agreement is designed primarily to ensure continuation of Mr. Kehoe's research and development services, as required by the recently announced agreement with Swedish Match, in the event of his termination of his employment with Gum Tech. As principal consideration for his services under the agreement, which is effective only upon his termination from Gum Tech, Mr. Kehoe will receive $12,500 per month and five percent (5%) of the net income realized by Gum Tech from the joint venture with Swedish Match.

     In February 2000, Gum Tech loaned $200,000 to W. Brown Russell, III, its Chairman of the Board of Directors and Director of Legal and Investor Relations. The loan carries an interest rate of 10% per annum and matures on September 30, 2000. The loan may be prepaid in whole or part prior to that date and must be prepaid from proceeds realized from the exercise of any of Mr. Russell's options to acquire Gum Tech's Common Stock or from proceeds realized from the sale of any other Gum Tech Common Stock currently owned by Mr. Russell.

                                PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return on our Common Stock, based on its market price, with the cumulative total stockholder return of the Nasdaq Stock Market Index and the Russell 2000 Growth Index. The comparisons utilize an investment of $100 on April 30, 1996, the last date of the month in which our Common Stock first started trading on the Nasdaq National Market.

                                PERFORMANCE TABLE

                      Gum Tech             Nasdaq           Russell 2000 Growth
                      --------             ------           -------------------

04/30/96               100.00              100.00               100.00
12/31/96                89.09              108.54                97.37
12/31/97                98.18              133.00               109.51
12/31/98               111.83              187.41               110.38
12/31/99               232.17              338.58               157.31

     The Nasdaq Stock Market Index comprises all domestic shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market, excluding preferred stocks, rights and warrants. The Russell 2000 Growth Index is a growth industry index that measures the performance of the 2,000 smallest companies in the Russell 3000 Index with the highest, proportionately weighted, growth characteristics including higher price-to-book ratios and forecasted growth values.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm utilized by Gum Tech during the fiscal year ended December 31, 1999, was Angell & Deering (the "Auditors"). We presently contemplate that the Auditors will be retained as our principal accounting firm throughout the fiscal year ending December 31, 2000. We anticipate that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

                            PROPOSALS BY SHAREHOLDERS

     Any shareholder desiring to have a proposal included in our proxy statement for our 2001 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of
1934) to our principal executive offices not later than December 31, 2000.

                                  OTHER MATTERS

     Our Board of Directors is not presently aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

                                  ANNUAL REPORT

     A copy of our 1999 Annual Report to Shareholders which includes our financial statements for the fiscal year ended December 31, 1999, was mailed with this Notice and Proxy Statement on or about July 19, 2000 to all shareholders of record on June 30, 2000. We will provide our complete Annual Report on Form 10-K at no charge to any requesting person.


                                       GUM TECH INTERNATIONAL, INC.

                                       William J. Hemelt
                                       Secretary

Phoenix, Arizona
July 19, 2000

                          GUM TECH INTERNATIONAL, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  hereby  constitutes and appoints GARY S. KEHOE and WILLIAM
J. HEMELT with full power of substitution, the true and lawful attorney and proxy of the undersigned, to attend the Annual Meeting of the Shareholders of GUM TECH INTERNATIONAL, INC. to be held at Radisson Phoenix Airport Hotel, 3333 East University Drive, Phoenix, Arizona, on August 9, 2000 at 10:00 a.m., local time, and any adjournments thereof, and to vote the shares of Gum Tech common stock standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

     Proposal No. 1:  To elect four  directors  to Gum Tech's Board to serve for the next year or until their successors are elected.

     Nominees: GARY S. KEHOE, W. BROWN RUSSELL, III, WILLIAM D. BOONE, AND
               WILLIAM A. YUAN

     [ ] VOTE for all nominees except those whose names are written on the line provided below (if any).

          ----------------------------------------------------------------------

     [ ]  VOTE WITHHELD on all nominees

     PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

                                        DATED:                , 2000
                                              ----------------

                                        ----------------------------------------
                                                     (Signature)

                                        ----------------------------------------
                                               Signature, if held jointly,
                                                or office or title held)

                                        When signing as executor, administrator,
                                        attorney,  trustee or  guardian,  please
                                        give   full   title   as   such.   If  a
                                        corporation,   please   sign   in   full
                                        corporate  name by  president  or  other
                                        authorized  officer.  If a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person. If a joint tenancy, please have both joint tenants sign.